CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
       REQUIRED BY RULE 13A - 14(B) OR RULE 15D - 14(B) AND 18 U.S.C. 1350

     In connection with the Quarterly Report of Alloy Steel International, Inc. on Form 10-QSB for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gene Kostecki,
Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.   1350,
that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                By: /s/ Gene Kostecki
                                   ---------------------------------------
                                   Gene Kostecki
                                   Chief Executive Officer
                                   May 16, 2005